Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

YOTTA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule(2)	Amount Registered		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable to DRIVEiT Shareholders (1)	457(f)	10,000,000	(1)	—		$3,333.33	(2)	$0.0001531	$0.51	(3)
	Equity	Common Stock held by Yotta Public Shareholders (the “Public Shares”)	457(f)	464,105	(4)	11.47	(5)	5,323,284.35		0.0001531	814.99
	Equity	Rights held by Yotta Public Shareholders (the “Public Rights”)	457(f)	11,500,000	(6)	0.12575	(7)	1,446,125		0.0001531	221.40
	Equity	Shares of Common Stock underlying the Public Rights	457(f)	1,150,000		11.47	(5)	13,190,500		0.0001531	2019.47
	Equity	Warrants held by Public Shareholders	457(f)	11,500,000	(8)	0.0419	(9)	481,850		0.0001531	73.77
	Equity	Common Stock held by Yotta Investment LLC (the “Sponsor”)	457(f)	2,874,999	(10)	11.47	(5)	32,976,238.53		0.0001531	5,048.66
	Equity	Shares of Common Stock underlying the Private Units held by the Sponsor	457(f)	343,500	(11)	11.47	(5)	3,939,945.00		0.0001531	603.21
	Equity	Warrants	457(f)	343,500	(11)	0.0419	(9)	14,392.65		0.0001531	2.20
	Equity	Rights	457(f)	343,500	(11)	0.12575	(7)	43,195.12		0.0001531	6.61
	Equity	Shares of Common Stock underlying the Private Rights	457(f)	34,350	(11)	11.47	(5)	393,994.50		0.0001531	60.32
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A			N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts							$57,418,863.98			$8,851.14
	Total Fees Previously Paid										-
	Total Fee Offsets (12)										3,130.14
	Net Fee Due										$5,721.00

(1)	Represents shares of the common stock, par value $0.0001 per share (the “Common Stock”) of Yotta Acquisition Corporation, a Delaware corporation (“Yotta”) to be issued pursuant to the terms of the Merger Agreement, dated August 20, 2024, by and among Yotta, Yotta Merger Sub, Inc. (“Merger Sub”), a Maryland corporation and wholly-owned subsidiary of Yotta and DRIVEiT Financial Auto Group, Inc. (“DRIVEiT”), a Maryland corporation pursuant to which Merger Sub will merge with and into DRIVEiT with DRIVEiT as the surviving corporation (the “Business Combination”) and all of the outstanding securities of DRIVEiT will be exchanged for 10,000,000 shares of Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. DRIVEiT is a private company, no market exists for its securities, and has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the DRIVEiT securities expected to be exchanged in the Business Combination.

(3)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.0001531.

(4)	Represents the total number of shares of Common Stock of Yotta held by public shareholders as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the stockholders of Yotta.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for Yotta Common Stock on the Nasdaq Global Market on April 8, 2025 of $11.47.

(6)	Represents the total number of Rights of Yotta outstanding as of immediately prior to the closing of the Business Combination which may be deemed to be converted into shares of the combined company.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for Iron Horse Rights on the Nasdaq Global Market on April 8, 2025 of $0.12575.

(8)	Represents the total number of warrants of Yotta outstanding as of immediately prior to the closing of the Business Combination which may be deemed to be converted into shares of the combined company.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for Yotta Warrants on the Nasdaq Global Market on April 8, 2025 of $0.0419.

(10)	Represents the total number of shares of Common Stock of Yotta held by the Sponsor as of immediately prior to the closing of the Business Combination.

(11)	Yotta issued 343,500 private units to the Sponsor in a private placement that closed concurrently with Yotta’s initial public offering. The 343,500 private units consist of (i) 343,500 shares of Common Stock, (ii) 343,500 warrants and (iii) 343,500 rights. Each right entitles the Sponsor to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination, or an aggregate of 34,350 shares of Common Stock.

(12)	Yotta previously filed a Form S-4 (333-269113) with the Securities and Exchange Commission (the “Previous Filing”) which was subsequently withdrawn on April 5, 2024. Yotta paid filing fees of $254.56 and $2,419.08 totaling $3,130.14 (the “Previously Paid Fee”) in connection with the Previous Filing and $3,130.14 of such amount is being applied towards the filing fee payment for this Registration Statement on Form S-4. In addition, Yotta previously paid a registration fee of $457.01 in connection with the filing of this Registration Statement on Form S-4 on February 14, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $3,130.14.